UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2006

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2006, Online Resources Corporation ("Online") and its wholly-owned subsidiary, Online Resources Acquisition Co., entered into an Agreement and Plan of Merger ("Merger Agreement") with Princeton Ecom Corporation ("Princeton") pursuant to which Online agreed to acquire Princeton in an all cash merger ("Merger") for a minimum of $180 million and a maximum of $190 million. No debt is being assumed as part of the Merger. Mellon Ventures, L.P., Conning Capital Partners and Lazard Technology Partners II LP, all of whom collectively hold a sufficient number of Princeton shares to approve the Merger, have also delivered their written consents approving the Merger Agreement and the Merger.

The Merger Agreement contains certain indemnification rights. $14.4 million of the merger consideration will be deposited into escrow for the benefit of Online.

Closing of the Merger Agreement is expected to occur by July 15 and is subject to approval under the Hart Scott Rodino Antitrust Improvements Act of 1976.

Online has obtained a commitment from Tennenbaum Capital Partners, LLC ("Tennenbaum") to fund its acquisition of Princeton. Under this commitment, Online will issue to Tennenbaum and/or its affiliates $85 million of senior secured notes and $75 million of convertible preferred stock. The notes will bear interest at LIBOR + 700 basis points per annum and can be prepaid at 102% of par during the first year outstanding, 101% of par during the second year outstanding and 100% of par thereafter. The notes will mature in 6 years.

The convertible preferred stock will have an 8% per annum cumulative dividend. The conversion price will be 125% of the volume weighted average price for the 10 trading days immediately prior to the execution of the Merger Agreement. Online can force conversion if the volume weighted average price for 30 consecutive days is at least 165% of the conversion price and certain minimum trading volumes for Online shares are achieved. The shares will have a liquidation preference of 115% of their issuance price plus all accrued and unpaid dividends, weighted average anti-dilution protection limited (so long as the conversion rights cannot exceed 19.9% of Online’s current outstanding shares) and will vote on an as converted basis with shares of Online common stock. The holders of the preferred stock will have the right to elect one director to Online’s board and appoint one observer to the board. The shares will be redeemable after 7 years at their liquidation preference payment amount. The holders of the shares will have special voting rights to approve of security issuances, other than public offerings of common stock underwritten by a nationally recognized investment bank, liquidation and dissolution and material acquisitions and dispositions of assets.

The definitive documents pertaining to the Tennenbaum financing, including the designation of the rights of the preferred stock, will be filed on a Form 8-K following their execution and adoption.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

May 8, 2006	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 5, 2006, by and among Online Resources Corporation, Online Resources Acquisition Co. and Princeton Ecom Corporation (schedules and exhibits have been omitted)
99.1	Press Release, issued May 8, 2006 by Online Resources Corporation